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                                                                   Exhibit 10.26


                                 STATE OF ILLINOIS
                          ENVIRONMENTAL PROTECTION AGENCY
                               AMENDMENT NUMBER 6 TO
                              AGENCY SERVICE AGREEMENT


     In consideration of the execution of the Professional Services Agreement Number VI-8302, executed May 19, 1997 (hereinafter, "Enhanced I/M Agreement") between the Illinois Environmental Protection Agency (hereinafter, "Agency") and Envirotest Illinois, Inc., (hereinafter, "Contractor"), whose address is 246 Sobrante Way, Sunnyvale, CA 94086, the parties hereto further agree as follows:

                                    WITNESSETH:

     WHEREAS, the Agency and the Contractor entered into the Enhanced I/M Agreement hereinabove described, pursuant to which the Agency engaged the Contractor to perform services in connection with the Illinois Vehicle Emissions Inspection Law of 1995;

     WHEREAS, the Parties recognize that certain provisions in the Enhanced I/M Agreement concerning disbursement of Congestion Mitigation and Air Quality ("CMAQ") funds need to be modified to accurately reflect all current requirements necessary for the proper disbursement of such funds;

     WHEREAS, advancements in technology and design improvements have, in many instances, provided the Contractor an opportunity to substitute either different, equivalent equipment, or newer, better equipment for the equipment originally specified in the Contractor's Four Year New Vehicle Exemption Technical Proposal;

     WHEREAS, to reflect the further understandings and agreement of the Agency and the Contractor, the Agency and the Contractor have determined it to be in their best interests to enter into this Amendment Number 6 to the Enhanced I/M Agreement;

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

1. Section 8.3.7.1. of the RFP Portion of the Enhanced I/M Agreement is replaced with the following:

     8.3.7.1  TEST SYSTEM PAYMENTS

     The Contractor shall be paid by the State for costs incurred in constructing and equipping the Test System for an amount not to exceed $48 million of CMAQ funds on a 100 percent reimbursement basis for expenditures made for buildings and equipment as specified in the Contractor's Technical Proposal. Reimbursement shall be made, not more often than monthly, based upon a written Contractor Certification of the actual construction of test facilities completed to date and the purchase of equipment and furnishings as validated by the State. The Contractor Certification shall identify the work


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     completed and the amount owed the Contractor and shall be supported by the reports as required by Section 6.1.4. Test System costs to be reimbursed through the use of CMAQ funds shall include the new buildings (including materials and building costs, architectural and engineering fees, site improvement costs and test contractor oversight fee) and equipment as specified in the Contractor's Technical Proposal.

2. Amendment 5 to the Enhanced I/M Agreement is replaced in its entirety with the following:

     The Contractor may propose, and the Agency may approve, the substitution of certain equipment originally specified to be provided by the Contractor in its Four Year New Vehicle Exemption Technical Proposal, as follows:

          A) if the originally specified equipment is unavailable, the proposed substitution(s) must be equal to or better than the equipment originally specified in performance, quality, material, and workmanship; and

          B) if the originally specified equipment is currently available, the proposed substitution(s) must be better than the equipment originally specified in performance, quality, material, and workmanship.

3. The Contractor's Emission Lane Computer described in Section 4.3.7.4 of the Technical Proposal will provide Windows 95 operating system software and 14" monochrome monitors with associated video adapter cards in lieu of Windows NT operating system software and 15" color monitors. In addition, the Contractor will substitute Windows 95 operating system software for Windows NT operating system software specified for all other PCs required to be provided by the Contractor in accordance with the Enhanced I/M Agreement. The Contractor also agrees to reduce the amount it will seek to be reimbursed under Section 8.3.7.1 of the RFP Portion of the Enhanced I/M Agreement for the cost difference between the originally proposed equipment, operating system software, and customized software, and the replacement equipment and operating system software described hereinabove (such amount being agreed to as $245,000), and it shall not make any other claim under the Enhanced I/M Agreement for these funds.

4. Except as hereinabove amended, the Enhanced I/M Agreement as originally executed and heretofore amended shall remain in full force and effect.

             (The remainder of this page is intentionally left blank).


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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number 6 to the Enhanced I/M Agreement this 1st day of May, 1998, and have agreed that it shall become a part of the Agency Service Agreement Number VI-8302 as evidenced by the signatures of their duly authorized representatives as affixed below.


ENVIROTEST ILLINOIS, INC.             ILLINOIS ENVIRONMENTAL
                                      PROTECTION AGENCY

BY /s/ Richard Webb                   BY /s/ Mary A. Gade             5/1/98
  --------------------------------      ------------------------------------
  Richard Webb                          Mary A. Gade, Director
  Chief Operating Officer


                                      INTRA-AGENCY CONCURRENCE:

                                       /s/ Elizabeth R. Tracy         5/1/98
                                      --------------------------------------
                                      Division Manager

                                       [ILLEGIBLE]
                                      --------------------------------------
                                      Manager of Administration

                                       [ILLEGIBLE]
                                      --------------------------------------
                                      Associate Director for Legal Affairs


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